Exhibit 99.2

EBITDA RECONCILIATION

NDCHealth Corporation and Subsidiaries

EBITDA is defined as Operating Income before Depreciation and Amortization, and Restructuring and Other Charges. EBITDA is not a Generally Accepted Accounting Principles (GAAP) measurement and may not be comparable to EBITDA reported by other companies. Management believes EBITDA provides investors with additional useful information to measure the company’s performance as it excludes certain items that either do not impact the company’s cash flows or which management believes are not reflective of the company’s core operating results over time.

Reconciliation to the most directly comparable GAAP financial measure for the three months ended August 27, 2004 and August 29, 2003 to our results determined under GAAP is provided below.

($ in thousands)

	Three Months Ended
	August 27, 2004	August 29, 2003
Operating Income	$8,197	$20,082
Depreciation and Amortization	10,621	8,579
Restructuring and Other Charges	—	1,499

EBITDA	$18,818	$30,160